Exhibit 3(d)

                             BY-LAWS
                               OF
                MISSISSIPPI POWER & LIGHT COMPANY
                     AS OF DECEMBER 10, 1993




SECTION 1 - The Annual Meeting of the Stockholders of the Corporation for the election of Directors and such other business as shall property come before such meeting shall be held at the office of the Corporation in the City of Jackson, Mississippi, on the fourth Thursday in May in each year, at ten o'clock in the morning, unless such day is a legal holiday in the State of Mississippi, in which case such meeting shall be held oo the first day thereafter which is not a legal holiday, or at such other place within or without the State of Mississippi and at such other time as the Board of Directors may by resolution designate.

SECTION 2 - Special Meetings of the Stockholders may be held at the principal office of the Corporation in the City of Jackson, Mississippi, or at such other place or places as the Board of Directors may from time to time determine.

SECTION 3 - Special Meetings of the Stockholders of the Corporation may be held upon the order of the Chairman of the Board, the Board of Directors, the Executive Committee, or of Stockholders of record holding one-tenth of the outstanding stock entitled to vote at such meetings.

SECTION 4 - Notice of every meeting of Stockholders shall be given in the manner provided by law to each Stockholder entitled thereto unless waived by such Stockholder.

SECTION 5 - The holders of a majority of the outstanding stock of the Corporation entitled to vote upon any matter to be acted upon present in person or by proxy shall constitute a quorum for the transaction of business at any meeting of Stockholders but less than a quorum shall have power to adjourn.

SECTION 6 - Certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, but where any such certificate is signed by a Transfer Agent and by a Registrar, the signature of any such officer or officers and the seal of the Company upon such certificates may be facsimile, engraved or printed.

SECTION 7 - The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor duly endorsed for transfer.

SECTION 8 - The Board of Directors of the Corporation shall consist of fifteen members. Each director shall hold office until the next annual Meeting of Stockholders of the Corporation and until his successor shall have been elected and qualified. Directors need not be residents of the State of Mississippi.

Meetings of the Board of Directors may be held within or without the State of Mississippi, at the time fixed by Resolution of the Board or upon the order of the Chairman of the Board, the President, a Vice President, or any two Directors. The Secretary or any other Officer performing his duties shall give at least two days' notice of all meetings of the Board of Directors in the manner provided by law, provided however, a director may waive such notice in the manner provided by law.

SECTION 9 - All Officers of the Corporation shall hold their offices until their respective successors are chosen and qualify, but any Officer may be removed from office at any time by the Board of Directors.

SECTION 10 - The Officers of the Corporation shall have such duties as usually pertain to their offices, except as modified by the Board of Directors or the Executive Committee, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors or the Executive Committee.

The Chairman of the Board shall be the Chief Executive Officer of the Company, unless such title shall be otherwise conferred by the Board, and the Chief Executive Officer shall have supervision of the general management and control of its business and affairs, subject, however, to the orders and directions of the Board of Directors and of the Executive Committee.

The Chairman of the Board shall preside at all meetings of the Stockholders, Directors, and Executive Committees.

SECTION 11 - EXECUTIVE COMMITTEE - The Board of Directors may elect, each year after their election, an Executive Committee to be comprised of not less than three directors, the Chairman of which shall be the Chairman and CEO of the Company. The Vice Chairman and Chief Operating Officer of the Company shall also be a member and the balance of the membership shall be comprised of non-employee (outside) directors. The Committee, when the Board is not in session, shall have and exercise all of the power of the Board in the management of the business and affairs of the Company within limits set forth in the Executive Committee Charter.

SECTION 12 - OTHER COMMITTEES - From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the Resolution of appointment.

SECTION 13 - INDEMNIFICATION

13.1 Definitions - In this bv-law:

   (1) "Director mean an individual who is or was a director of the Corporation or, unless the context requires otherwise, an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations. A director is considered to be serving an employee benefit plan at the
          Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes unless the context requires otherwise, the estate of personal representative of a director.

   (2) "Employee" means an individual who is or was an employee of the Corporation, or, unless the context requires otherwise, an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations. An employee is considered to be serving an employee benefit plan at the
          Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

   (3)   "Expenses" include counsel fees.

   (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, or reasonable expenses incurred with respect to a proceeding. Without any limitation whatsoever upon the generality thereof, the term "fine" as used in this Section shall include (1) any penalty imposed by the Nuclear Regulatory Commission (the "NRC"), including penalties pursuant to NRC regulations, 10 CFR Part 21, (2) penalties or assessments (including any excise tax assessment) with respect to any employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as amended, or otherwise, and (3) penalties pursuant to any
          Federal, state or local environmental laws or regulations.

   (5) "Officer" means an individual who is or was an officer of the Corporation, or, unless the context requires otherwise, an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations. An officer is considered to be serving an employee benefit plan at the
          Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

   (6) "Official capacity" means: (i) when usedwith respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director as contemplated in Section 13.7, the office in the Corporation held by the officer or the employment undertaken by the employee on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations.

   (7)   "Party"  includes an individual who was, is,  or  is
          threatened   to  be  made  a  named  defendant   or
          respondent in a proceeding.

   (8)   "Proceeding"  means  any  threatened,  pending,   or
          completed action suit or proceeding, whether civil,
          criminal,   administrative  or  investigative   and
          whether formal or informal.

13.2 Authority to Indemnify


(a)  Except  as  provided in subsection (d), the  Corporation
     shall  indemnify  an  individual  made  a  party  to   a
     proceeding because he is or was a director aqainst liability incurred in the proceeding if:

     (1)  He conducted himself in good faith; and

     (2)  He reasonably believed:

        (i) In the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests; and

        (ii) In all other cases, that his conduct was at least not opposed to its best interests, and

     (3)In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) The corporation shall not indemnify a director under this section:

     (1)In  connection with a proceeding by or in  the  right
        of   the  Corporation  in  which  the  director   was
        adjudged liable to the Corporation; or

     (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e)  Indemnification   permitted  under   this   section   in
     connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

(f) The Corporation shall have power to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against his gross negligence or willful misconduct. Unless the articles of incorporation, or any such bylaw or resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with subsection (b) of
     Section 13.6. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

13.3 Mandatorv Indemnification

The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

13.4 Advance for Expenses

(a) The Corporation shall pay for or reimburse thereasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (1)The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.2;

     (2)The director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

     (3)A determination is made that the facts then known to those making the determination would not preclude indemnification under these By-Laws.

(b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section
     13.6.

13.5 Court-Ordered Indemnification

A director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction as provided by law

13.6 Determination and Authorization of Indemnification

(a)  The  Corporation  may  not indemnify  a  director  under
     Section 13.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
     Section 13.2

(b)  The determination shalI be made:

     (1)By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (2)If  a quorum cannot be obtained under subsection  (b)
        (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

     (3)By special legal counsel:

        (i)  Selected  by  the  Board  of  Directors  or   ts
             committee   in   the   manner   prescribed    in
             subsection (b) (1) or (b) (2); or

        (ii) If a quorum of the Board of Directors cannot be obtained under subsection (b) (1) and a committee cannot be designated under subsection
             (b) (2), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

    (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b) (3) to select counsel.

13.7 Indemnification of Officers, Employees and Agents

(1) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 13.3, and is entitled to apply for court-ordered indemnification under Section 13.5, in each case to the same extent as a director; and

(2) The Corporation shall indemnify and advance expenses under these By-Laws to an officer or employee of the Corporation who is not a director to the same extent as to a director as provided under Sections 13.2, 13.4 and 13.6.

13.8 Insurance

If authorized by the Board of Directors, the Board of Directors of Middle South Utilities. Inc. and/or otherwise property authorized, the Corporation shall purchase and maintain insurance on behalf of an individual who is or was a director, office, or employee of the Corporation against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer or employee, whether or not the Corporation would have power to indemnify him against the same liability under Sections 13.2 or 13.3. If further authorized as provided in this subsection, the Corporation shall purchase and maintain such insurance on behalf of an individual who is or was a director, officer or employee who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including charitable, non-profit or civic organizations, whether or not the Corporation would have power to indemnify him against the same liability under Sections 13.2 or 13.3.

13.9 Application of By-Law

(a) This By-Law does not limit the Corporations power to pay or reimburse expenses incurred by a director, officer or employee in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

(b) The foregoing rights shall not be exclusive of other rights to which any director, officer or employee may otherwise be entitled.

(c) The foregoing shall not limit any right or power of the Corporation to provide indemnification as allowed by statute or otherwise.

13.10 Rights Deemed Contract Rights

All rights to indemnification and to advancement of expenses under these By-Laws shall be deemed to be provided by a contract between the Corporation and the director, officer or employee who serves in such capacity at any time while these By-Laws are in effect. Any repeal or modification of this By-Law shall not affect any rights or obligations then existing.

SECTION 14 - The Board of Directors may alter or amend these by-laws at any meeting duly held as herein provided.

                Mississippi Power & Light Company

                     Action of Stockholders


Pursuant to Section 79-4-7.04 and Section79-4-10.20 of the

Mississippi Code of 1972, the undersigned Entergy Corporation,

being the owner of all issued and outstanding shares of the

common stock of Mississippi Power & Light Company, hereby adopts the following resolutions as the action of stockholders:


     RESOLVED, That the first sentence of Section 8 of the bylaws of Mississippi Power & Light Company is amended to read as follows:

          "SECTION 8 - Notwithstanding any other provision in these bylaws of the Corporation to the contrary, the stockholders or the Board of Directors shall have the power from time to time to fix the number of directors of the Company, provided that the number so fixed shall not be less than three (3) or more than fifteen (15)."

     RESOLVED, That the first sentence of Section 11 of the bylaws of Mississippi Power & Light Company is amended to read as follows:

          "SECTION 11 - EXECUTIVE COMMITTEE - The Board of
     Directors may elect an Executive Committee to consist
     of at     least two members of the  Board of
     Directors."

     RESOLVED, That the number of members of the Board of Directors of the Corporation is fixed at six (6) and the following persons are elected as Directors of Mississippi Power & Light Company to hold office for the ensuing year and until their successors shall have been elected and qualified:

                    Michael B. Bemis
                    Donald C. Hintz
                    Jerry D. Jackson
                    Edwin A. Lupberger
                    Jerry L. Maulden
                    Donald E. Meiners


All requirements of notice of this meeting are hereby waived and,

where permissible, the actions taken herein shall be effective as of May 5, 1994.

Date:  May 25, 1994




                              ENTERGY CORPORATION



                              /s/ Edwin A. Lupberger
                              Edwin A. Lupberger
                              Chairman of the Board and Chief
                              Executive Officer

                MISSISSIPPI POWER & LIGHT COMPANY

                     Action of Stockholders

Pursuant to 79-4-7.04 and 79-4-10.20 of the Mississippi Code

Ann. (Supp. 1989), the undersigned Entergy Corporation, being the owner of all issued and outstanding shares of the common stock of

Mississippi Power & Light Company, hereby adopts the following resolution as the action of stockholders:


     RESOLVED, That the second sentence of Section 11 of the bylaws of Mississippi Power & Light Company is amended to read as follows:

          "The Vice Chairman and Chief Operating
          Officer of the Company shall also be a member of the Executive Committee."

     and further

     RESOLVED, that Edwin Lupberger, Jerry L. Maulden and
     Jerry D. Jackson shall continue as the members of the Executive Committee of Mississippi Power & Light
     Company until the next Annual Meeting (or Unanimous
     Written Consent in Lieu Thereof) of Shareholders of
     Mississippi Power & Light Company.

All requirements of notice of this meeting are hereby waived and the actions taken herein shall be effective as of the date of execution hereof.

Date:    April 5, 1995





                              ENTERGY CORPORATION



                                /s/ Edwin A. Lupberger
                              Edwin A. Lupberger
                              Chairman of the Board and Chief
                              Executive Officer

                Unanimous Written Consent of the
         Board of Directors of Entergy Mississippi, Inc.

     The undersigned, being all the Directors of Entergy Mississippi, Inc., a Mississippi corporation (the "Corporation"), do hereby waive all notice and the holding of a meeting, and pursuant to the provisions of Miss.Code Ann. 79-4-10.03 and 79-4-7.04, do hereby take the following action without a meeting and consent to such action by our execution of this consent, intending it to have the same force and effect as a unanimous vote at a meeting:

     RESOLVED,  that  Section  8  of  the  bylaws   of   the
     Corporation   be  amended  by  adding   an   additional
     paragraph thereto which shall be and read as follows:

          "The Board of Directors shall designate one of
          its  members  as Chairman of the  Board.   The
          position of Chairman of the Board is not an officer position; therefore, the Chairman of the Board need not be an officer of the Corporation."

     RESOLVED, that Sections 9 and 10 of the bylaws of the Corporation be deleted and replaced with the following
     Sections 9 and 10:

          SECTION 9. a) The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Mississippi, individuals may occupy more than one office.

               b) President. The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

          c) Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

          d) Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the
          Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

          e) Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

          f) Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

          g) Vacancies; Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

          SECTION 10. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

     RESOLVED,  That Wayne Leonard be, and he hereby is,  elected
     Chairman of the Board of the Corporation.

     RESOLVED, That an Executive Committee be elected consisting of Messrs. Leonard (Chairman), Maulden and Jackson.

     RESOLVED, That Robert E. Kennington, II, E. B. Robinson, Jr. and Robert M. Williams, Jr. be, and they hereby are, elected Advisory Directors of the Company to serve until the next election of Advisory Directors and until their successors are elected and qualified.

     RESOLVED, That Coopers & Lybrand be, and they hereby are, appointed as independent accountants of the Company to perform the audit of the Company's books for the year 1998.

     RESOLVED, That the Approval Authority Policy, as attached, be, and it hereby is, approved.

     RESOLVED, That the following persons be, and they hereby are, elected to the offices set opposite their names to serve until the next election of officers and until their successors are elected and qualified:

     Wayne Leonard            Chief Operating Officer
     Jerry L. Maulden         Vice Chairman
     Donald E. Meiners        President
     William D. Bandt         Executive Vice President-Retail Services
     Frank  F.  Gallaher      Executive  Vice  President  and  Chief
                              Utility Operating Officer
     Jerry  D.  Jackson       Executive  Vice  President  and  Chief
                              Administrative Officer
     C.  John Wilder          Executive Vice President and Chief Financial
                              Officer
     C.  Gary  Clary          Senior Vice President-Human Resources  and
                              Administration
     Naomi   A.  Nakagama     Senior  Vice  President-Finance   and
                              Treasurer
     Michael  G.  Thompson    Senior Vice President, General  Counsel
                              and Secretary
     Louis  E. Buck, Jr.      Vice President, Chief Accounting Officer
                              and Assistant Secretary
     Steven  C.  McNeal       Vice President-Corporate  Finance  and
                              Assistant Treasurer
     Bill F. Cossar           Vice President-State Governmental Affairs
     Laurence M. Hamric       Assistant Secretary
     Christopher T. Screen    Assistant Secretary
     James W. Snider, Jr.     Assistant Secretary
     Bruce A. Dennis          Assistant Treasurer


Effective Date: July 6, 1998



   _______________________       _______________________
      Frank F. Gallaher               Wayne Leonard


   _______________________       _______________________
       Donald C. Hintz               Jerry L. Maulden


   _______________________       _______________________
      Jerry D. Jackson              Donald E. Meiners